Exhibit 10.77
Modification Agreement (Commercial).,

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Loan number
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Modification Agreement dated          September  22, 2004       , by and between
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Patient Infosystems, Inc. ("Debtor ") and Wells Fargo Bank, National Association
,("Bank"),modifying a note or contract dated September 21, 2004, in the original principal amount of $ 7,000,000 ("Note").

The principal balance outstanding as of the date of this Modification Agreement is $ ___________________.

1.   The parties hereby agree to modify the Note as follows:

     A.   CHANGE IN INTEREST.  The paragraph titled "INTEREST:" contained in the
          Note is hereby deleted and the following new paragraph titled "INTEREST RATE" is substituted in lieu thereof:

          INTEREST RATE

          Prime Rate Option. Unless the Borrower chooses the LIBOR Rate Option as in the Note, the principal balance outstanding under the Note will bear interest (computed on the basis of a 360-day year, actual days elapsed) at an annual rate equal to the Prime Rate in effect from time to time (the "Prime Rate Option"). The "Prime Rate" is a base rate that the Bank from time to time establishes and which serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto. Each change in the rate of interest hereunder shall become effective on the date each Prime Rate change is announced within the Bank.

          LIBOR Rate Option. Subject to the terms and conditions of the Agreement the Borrower may elect that all or portions of the principal balance of this Revolving Note bear interest at the LIBOR Rate plus 1.75% (the "LIBOR Rate Option"). Specific reference is made to Section 3 of the Agreement for terms governing the designation of interest periods and rate portions.

          The LIBOR Rate will be computed in accordance with the following formula.

          LIBOR Rate =     London Interbank Rate
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                         1.00 - Reserve Percentage

          Where,

          (1) "London Interbank Rate" means the average rate at which U.S. Dollar deposits with a term equal to the applicable LIBOR Interest Period and in an amount equal to the LIBOR Rate Portion are offered to the Bank on the London Interbank Market.

          (2) "Reserve Percentage" means the Federal Reserve System requirement (expressed as a percentage) applicable to the dollar deposits used in calculating the LIBOR Rate above.

          Payment of Interest. Interest will be payable on the last day of each month, beginning ___________, 2004. Interest accruing under the LIBOR Rate Option will be payable at the end of the respective LIBOR Interest Period.

2. Except as stated above, all other terms of the Note and all related documents including but not limited to contracts, security agreements, or mortgages shall remain unchanged and in full force and effect.

IMPORTANT: READ BEFORE SIGNING THE AGREEMENT(S) ACCOMPANYING THIS NOTICE. THE TERMS OF THE AGREEMENT(S) SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THE WRITTEN CONTRACT(S) MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THE AGREEMENT(S) ONLY BY ANOTHER WRITTEN AGREEMENT. THIS NOTICE ALSO APPLIES TO ANY OTHER CREDIT AGREEMENTS (EXCEPT CONSUMER LOANS OR OTHER EXEMPT TRANSACTIONS) NOW IN EFFECT BETWEEN YOU AND THIS LENDER.

DEBTOR ACKNOWLEDGES RECEIPT OF A COPY OF THIS MODIFICATION AGREEMENT.

Bank name: Wells Fargo Bank,        Debtor:  Patient Infosystems, Inc.
           National Association

By: /s/ Elizabeth M. Emde          By:  /s/ Kent A. Tapper
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Its: Assistant Vice President      Its: Sr. Vice President
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